UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Westrock Coffee Company

(Exact name of registrant as specified in its charter)

Delaware	80-0977200
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

100 River Bluff Drive Suite 210 Little Rock, Arkansas	72202
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title for each class to be so registered	Name of each exchange on which each class is to be registered
Shares of common stock, par value $0.01 per share	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-264464

Securities to be registered pursuant to Section 12(g) of the Act: N/A

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the shares of common stock, par value $0.01 per share (the “Common Stock”), and warrants to purchase shares of Common Stock (the “Warrants”) of Westrock Coffee Company, a Delaware corporation (the “Company”). The description of the Common Stock and the Warrants set forth under the heading “Description of Securities” in the final prospectus and definitive proxy statement, dated August 4, 2022, filed with the Securities and Exchange Commission on August 5, 2022 and forming a part of the Company’s registration statement on Form S-4 (File No. 333-264464) (the “Registration Statement”) to which this Form 8-A relates, is incorporated by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 26, 2022

Westrock Coffee Company

By:	/s/ Robert P. McKinney
Name: Robert P. McKinney
Title: Chief Legal Officer